Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Azenta, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge and belief, that:

(1) The Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (this "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 6, 2024	/s/ Stephen S. Schwartz
Stephen S. Schwartz
Chief Executive Officer
(Principal Executive Officer)

Dated: August 6, 2024	/s/ Herman Cueto
Herman Cueto
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Azenta, Inc. and will be retained by Azenta, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.